Exhibit 99.1

AppTech Payments Corp. Signs Definitive Agreement to Purchase FinZeo

Carlsbad, Calif. – October 16, 2023 - AppTech Payments Corp. (NASDAQ: APCX) (“AppTech” or the “Company”), a pioneering Fintech company powering frictionless commerce between business to business and business to consumer, today announced that it has signed a definitive agreement for the purchase of Alliance Partners, LLC, the owners of FinZeo, a software development company centered around the movement of money, nationally and globally. This transaction aligns with AppTech’s recent initiatives, reinforcing the company’s commitment to developing innovative technologies, driving global expansion through strategic partners, and exploring M&A opportunities to create revenue synergies and expand product offerings.

FinZeo was founded in 2018 and is dedicated to delivering innovative payment and banking technology solutions for businesses of all sizes. By integrating the FinZeo platform, AppTech believes it can augment its technology offerings, furnishing users with cutting-edge tools accessible via online portals or through an API.

Finzeo’s API enables AppTech to efficiently integrate with software providers and Independent Software Vendors (ISVs), facilitating rapid technology implementation. The onboarding process for ISVs will be streamlined with the support of video tutorials, a dedicated customer center, and a sandbox API environment. With the assimilation of FinZeo, AppTech evolves into a Payment Facilitator (PayFac), propelling the company’s aggregation model.

"We believe that the integration of FinZeo will cement AppTech's status as a leader in specialty payments," commented Luke D’Angelo, AppTech’s Chairman & CEO. "We believe that FinZeo's product line enhances our Commerse™ platform, offering a comprehensive PaaS and BaaS solution. This move will not only amplify our product capabilities but also extend our market influence, especially concerning significant airport contracts throughout the United States.”

The management of AppTech believes that the closing of this strategic acquisition can help propel enhancements to AppTech’s Commerse platform, clearing the project roadmap and positioning the Company at the forefront of technological progress. FinZeo enables capabilities to now span all banking-as-a-service products, such as virtual accounts and cards, and encompass money transmitter licenses, thus complementing AppTech’s existing product suite.

One of AppTech’s new standout features is its digital onboarding and underwriting process, which accelerates the implementation of new fraud protection measures, fortifying the payment and banking sectors. This integration will empower AppTech with comprehensive control over funds and the approval procedure.

In addition to the integration of product, a pivotal aspect of this union will be the acquisition of FinZeo's vast resources, including a seasoned software technology team and a management and sales division boasting over 20 years of sales experience in payment processing.

"Additionally, with FinZeo's inclusion, we foresee an expedited global expansion, complemented by our strategic alliances with InstaCash and PayToMe. We're excited to have FinZeo's team of professionals join AppTech upon closing this transaction, and together, we aim to redefine the global payment ecosystem," Luke D’Angelo concluded.

This transaction is intended to be completed by October 31, 2023, subject to the satisfaction of customary closing conditions.

To learn more about FinZeo, please visit www.finzeo.com.

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About AppTech Payments Corp

AppTech Payments Corp. (NASDAQ: APCX) provides digital financial services for corporations, small and midsized enterprises and consumers through the Company’s scalable cloud-based platform architecture and infrastructure, coupled with our commerce experiences development and delivery model. AppTech maintains exclusive licensing and partnership agreements in addition to a full suite of patented technology capabilities. For more information, please visit www.apptechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate, believe, estimate, expect, forecast, intend, may, plan, project, predict, should, will" and similar expressions as they relate to AppTech are intended to identify such forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of customary closing conditions related to the transaction, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company's control. Actual events or results may differ materially from those described in this press release due to any of these factors. AppTech is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Michael Kim/Brooks Hamilton

737-289-0835

APCX@mzgroup.us

AppTech Payments Corp.

760-707-5959

info@apptechcorp.com

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